EXHIBIT 99.1

Gladstone Investment Announces Monthly Cash Distributions for October, November and December, 2015 and Second Fiscal Quarter Earnings Release and Conference Call Dates

MCLEAN, Va., Oct. 14, 2015 (GLOBE NEWSWIRE) -- Gladstone Investment Corporation (NASDAQ:GAIN) (the "Company") announced today that on October 13, 2015, its board of directors declared the following monthly cash distributions and also announced its plan to report earnings for the second fiscal quarter ended September 30, 2015.

Regular Monthly Cash Distributions:

Common Stock: $0.0625 per share of common stock for each of October, November and December, 2015, payable per Table 1 below. The Company has paid 123 consecutive monthly cash distributions on its common stock.

Table 1: Summary Table for Common Stock cash distributions:
Ex-Dividend Date	Record Date	Payment Date	Cash Distribution
October 22	October 26	November 4	$0.0625
November 13	November 17	November 30	$0.0625
December 16	December 18	December 31	$0.0625
Total for the Quarter:			$0.1875

Series A Term Preferred Stock: $0.1484375 per share of the Company's 7.125% Series A Cumulative Term Preferred Stock ("Series A Term Preferred Stock") for each of October, November and December, 2015, payable per Table 2 below. The Term Preferred Stock trades on the NASDAQ under the symbol "GAINP."

Table 2: Summary Table for Series A Term Preferred Stock cash distributions:
Ex-Dividend Date	Record Date	Payment Date	Cash Distribution
October 22	October 26	November 4	$0.1484375
November 13	November 17	November 30	$0.1484375
December 16	December 18	December 31	$0.1484375
Total for the Quarter:			$0.4453125

Series B Term Preferred Stock: $0.140625 per share of the Company's 6.75% Series B Cumulative Term Preferred Stock ("Series B Term Preferred Stock") for each of October, November and December, 2015, payable per Table 3 below. The Series B Term Preferred Stock trades on the NASDAQ under the symbol "GAINO."

Table 3: Summary Table for Series B Term Preferred Stock cash distributions:
Ex-Dividend Date	Record Date	Payment Date	Cash Distribution
October 22	October 26	November 4	$0.140625
November 13	November 17	November 30	$0.140625
December 16	December 18	December 31	$0.140625
Total for the Quarter:			$0.421875

Series C Term Preferred Stock: $0.135417 per share of the Company's 6.50% Series C Cumulative Term Preferred Stock ("Series C Term Preferred Stock") for each of October, November and December, 2015, payable per Table 4 below. The Series C Term Preferred Stock trades on the NASDAQ under the symbol "GAINN."

Table 4: Summary Table for Series C Term Preferred Stock cash distributions:
Ex-Dividend Date	Record Date	Payment Date	Cash Distribution
October 22	October 26	November 4	$0.135417
November 13	November 17	November 30	$0.135417
December 16	December 18	December 31	$0.135417
Total for the Quarter:			$0.406250

The Company offers a dividend reinvestment plan (the "DRIP") to its common stockholders. For more information regarding the DRIP, please visit www.gladstoneinvestment.com.

Earnings Announcement:

The Company also announced today that it plans to report earnings after the stock market closes on Wednesday, October 28, 2015, for the second quarter ended September 30, 2015. The Company will hold a conference call on Thursday, October 29, 2015, at 8:30 a.m. EDT to discuss its earnings results. Please call (855) 376-7516 to enter the conference call. An operator will monitor the call and set a queue for questions.

A conference call replay will be available beginning one hour after the call and will be accessible through November 29, 2015. To hear the replay, please dial (855) 859-2056 and use playback conference number 61206065.

The live audio broadcast of the Company's conference call will be available online at www.gladstoneinvestment.com. The event will be archived and available for replay on the Company's website through December 29, 2015.

If you have questions prior to or following the earnings release you may e-mail them to info@gladstonecompanies.com.

Gladstone Investment Corporation is a publicly traded business development company that seeks to make debt and equity investments in small and mid-sized businesses in the United States in connection with acquisitions, changes in control and recapitalizations. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

CONTACT: For further information:
         Gladstone Investment Corporation, +1-703-287-5893